Exhibit 10.1

SUPPORT AGREEMENT

This support agreement (this “Agreement”) is dated June 28, 2026, and is among Rocket Lab Corporation, a Delaware corporation (“Parent”), and the stockholders of Iridium Communications Inc., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

Recitals

A.            The Stockholders Own certain shares of Company Common Stock.

B.            Parent, Ion Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub I”), Ion Merger Sub II, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Merger Sub II”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub I with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent (the “First Merger,” and the surviving entity thereof, the “Surviving Corporation”), and, immediately following the First Merger, the merger of the Surviving Corporation with and into Merger Sub II, with Merger Sub II surviving the merger as an indirect wholly owned subsidiary of Parent (the “Second Merger,” and together with the First Merger, the “Mergers”).

C.            In the First Merger, each Company Common Share outstanding immediately prior to the First Effective Time (other than Company Common Shares held by the Company as a treasury share or owned by Parent, Merger Sub I, Merger Sub II or any other Subsidiary of Parent and Dissenting Company Shares, if any) will be converted into the right to receive the Merger Consideration, as provided in the Merger Agreement.

D.            The Stockholders are entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.              Certain Definitions

For purposes of this Agreement:

1.1          Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

1.2          “Expiration Time” means the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the First Effective Time; (c) the effectiveness of any amendment to the Merger Agreement that decreases the Merger Consideration (other than any such decrease in accordance with Section 2.09 of the Merger Agreement) or is otherwise materially adverse to the Company’s stockholders; (d) with respect to any Stockholder, the termination of this Agreement by written agreement of each of Parent and such Stockholder; and (e) the board of directors of the Company making an Adverse Recommendation Change in accordance with the Merger Agreement.

1.3          A Stockholder shall be deemed to “Own” or have “Ownership” of a security if such Stockholder has the right to vote such security because such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4          “Subject Shares” means, with respect to any Stockholder, at any time, the Company Common Shares Owned by such Stockholder at such time.

Section 2.              Voting of Shares

2.1          Voting Covenant. Each Stockholder hereby agrees that, prior to the Expiration Time, (a) in any action by written consent of the stockholders of the Company submitted to such Stockholder, such Stockholder shall, to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon, duly execute and deliver such written consent with respect to its Subject Shares before any deadline reasonably requested by the Company, and (b) at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, such Stockholder shall, to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon, cause such Stockholder’s Subject Shares to be voted by either appearing at such meeting (or adjournment or postponement thereof) or granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof), in each case of the foregoing (a) and (b), as follows:

(a)              in favor of: (i) the adoption of the Merger Agreement and the approval of the Mergers and the transactions contemplated by the Merger Agreement; and (ii) any action in furtherance of the adoption of the Merger Agreement;

(b)               against any Acquisition Proposal;

(c)               against any proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(d)              against any proposal involving the Company or its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement.

2.2          Other Voting Agreements. Prior to the Expiration Time, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 2.1. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action that would in any way prevent, restrict, materially interfere with or materially impair the performance of such Stockholder’s obligations hereunder.

2.3          Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the First Merger and the transactions contemplated by the Merger Agreement.

Section 3.              Representations and Warranties of the Stockholders

Each Stockholder hereby represents and warrants as follows:

3.1          Authorization, Etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

3.2          No Conflicts or Consents.

(a)               The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is a corporation, limited liability company or other entity or organization, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Applicable Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Lien on any of such Stockholder’s Subject Shares pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of its properties is or may be bound or affected, except in the case of the foregoing clauses (ii) or (iii) as would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement.

(b)               The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any notice to, or approval or consent of, any Person, except where the failure to obtain such approval or consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement.

3.3           Title to Securities. As of the date of this Agreement such Stockholder Owns (free and clear of any Liens, except where such Lien would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement), subject to applicable community property laws, the number of outstanding Company Common Shares set forth under the heading “Shares Owned” on such Stockholder’s signature page of this Agreement.

Section 4.              Miscellaneous

4.1           Stockholder Information. Each Stockholder hereby agrees to permit Parent, Merger Sub I, Merger Sub II and the Company to publish and disclose in the Proxy Statement/Prospectus (or any other filing made pursuant to Applicable Law) such Stockholder’s identity and ownership of Company Common Shares and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall reasonably cooperate with Parent, Merger Sub I, Merger Sub II and the Company in collecting such information reasonably required for them to publish and disclose such information. Nothing in this Agreement shall preclude the Stockholders from making such filings as are required by Applicable Law in connection with the execution or performance of this Agreement.

4.2              Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Shares, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director, officer or any other fiduciary of the Company or any of its Subsidiaries (or any other Person if the Stockholder is serving in such capacity at the request of the Company or any of its Subsidiaries). Nothing in this Agreement is intended to or shall be deemed in any manner to limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director, officer or any other fiduciary of the Company or any of its Subsidiaries (or any other Person if the Stockholder is serving in such capacity at the request of the Company or any of its Subsidiaries). Parent shall not assert any claim that any action taken in any Person’s capacity as a director, officer or any other fiduciary of the Company or any of its Subsidiaries (or any other Person if the Stockholder is serving in such capacity at the request of the Company or any of its Subsidiaries) violates any provision of this Agreement.

4.3              Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

4.4              Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail, provided that the sender of such e-mail does not receive an automatic reply from the intended recipient’s e-mail server indicating that the recipient did not receive such e-mail) and shall be given, if to a Stockholder:

at the address set forth on such Stockholder’s signature page of this Agreement;

with a copy to

Iridium Communications Inc.
1676 International Drive, Suite 1100
McLean, VA 22102
Attn:
E-mail:

and if to Parent, Merger Sub I, Merger Sub II, the Surviving Corporation or the Surviving Entity, to:

Rocket Lab Corporation
3881 McGowan Street
Long Beach, CA 90808
Attn:
E-mail:

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza
Spear Tower, Suite 3300
San Francisco, CA 94105-1126
Attn:    Rob Ishii
            Remi Korenblit
E-mail: rishii@wsgr.com
            rkorenblit@wsgr.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

4.5              Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.6              Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

4.7              Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.

4.8              Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

4.9              Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy.

4.10	Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)               THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)               Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.4 or in such other manner as may be permitted by applicable law, and nothing in this Section  4.10 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c)                EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT COMMITMENT LETTER, THE MERGER AGREEMENT, OR THE MERGERS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

4.11          Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

4.12          Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other contract to which such Stockholder is a party. The existence of any claim or cause of action by a Stockholder against Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of a Stockholder under any agreement to which such Stockholder is a party; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

4.13          Termination. This Agreement shall terminate upon the earlier of the Expiration Time and, with respect to any Stockholder, the mutual written agreement of Parent and such Stockholder, without any further obligation or liability of the applicable parties under this Agreement; provided, however, that: (a) Section 2.3 and this Section 4 shall survive the Expiration Time and shall remain in full force and effect; and (b) the occurrence of the Expiration Time shall not relieve a Stockholder from any liability arising from fraud or from the intentional and material breach of this Agreement by such Stockholder prior to the Expiration Time. For the avoidance of doubt, this Agreement shall terminate with respect to obligations relating to Company Common Shares transferred by any Stockholder to any Person who is not a Stockholder.

4.14          No Ownership Rights. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise specifically provided in this Agreement.

[Signature page follows.]

The parties have caused this Agreement to be duly executed as of the date first written above.

ROCKET LAB CORPORATION

By:
Name: Adam Spice
Title: Chief Financial Officer

[Signature Page to Support Agreement]

[STOCKHOLDER]

By:

Address:

Shares Owned:

[Signature Page to Support Agreement]